Exhibit 4.5(c)

                              DECLARATION OF TRUST
                                       OF
                                  AES TRUST IX

         THIS DECLARATION OF TRUST OF AES TRUST IX is dated as of May 24, 2000 (this "Declaration"), by and among The AES Corporation, a Delaware corporation, as sponsor (the "Sponsor"), Bank One, National Association, a national banking association, as trustee (the "Property Trustee"), Bank One Delaware, Inc., a Delaware corporation, as trustee (the "Delaware Trustee"), and William R. Luraschi, an individual, as trustee, Willard C. Hoagland, III, an individual, as trustee, and Barry J. Sharp, an individual, as trustee (each a "Regular Trustee" and collectively with the Property Trustee and the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "AES Trust IX" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an amended and restated declaration of trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated declaration of trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise contemplated by this Declaration, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, on behalf of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda in preliminary and final form, including any necessary or desirable amendments or supplements, relating to the offering and sale of preferred securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the preferred securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary



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or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to have the preferred securities listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, on the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the preferred securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements, dealer manager agreements, escrow agreements and other similar or related agreements providing for or relating to the sale of the preferred securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

         5. This Declaration may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         7. The Sponsor hereby agrees to indemnify the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") for, and to hold each Indemnified Person harmless against, any liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         8. The Trust may be dissolved and terminated before the issuance of th preferred securities of the Trust at the election of the Sponsor.

         9. Bank One Delaware, Inc., in its capacity as Delaware Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.


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         10. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                               THE AES CORPORATION,
                                               as Sponsor


                                               By: /s/ Roger F. Naill
                                                  ------------------------------
                                                  Name:  Roger F. Naill
                                                  Title: Vice President


                                               BANK ONE, NATIONAL ASSOCIATION,
                                               as Property Trustee


                                               By: /s/ Melissa G. Weisman
                                                  ------------------------------
                                                  Name:  Melissa G. Weisman
                                                  Title: Vice President


                                               BANK ONE DELAWARE, INC.,
                                               as Delaware Trustee


                                               By: /s/ Melissa G. Weisman
                                                  ------------------------------
                                                  Name:  Melissa G. Weisman
                                                  Title: Vice President

                                               WILLIAM R. LURASCHI,
                                               as Regular Trustee

                                               /s/ William R. Luraschi
                                               ---------------------------------

                                               WILLARD C. HOAGLAND, III,
                                               as Regular Trustee

                                               /s/ Willard C. Hoagland, III
                                               ---------------------------------

                                               BARRY J. SHARP,
                                               as Regular Trustee

                                               /s/ Barry J. Sharp
                                               ---------------------------------


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